UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2010 (March 18, 2010)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 18, 2010, Five Star Quality Care, Inc. (the “Company”), the other guarantors party thereto, Jefferies Finance LLC, as Arranger, Administrative Agent and Collateral Agent, and Jefferies Group Inc., as Issuing Bank, entered into a credit and security agreement (the “New Credit Agreement”) to replace the Company’s prior credit and security agreement with Wachovia Bank, National Association.  The New Credit Agreement provides for a revolving credit facility in the maximum amount of $35 million.  The credit facility is guaranteed by certain of the Company’s subsidiaries and is secured by certain accounts receivable and related collateral of the Company and the subsidiary guarantors.

The new revolving credit facility terminates on March 18, 2013, at which point all amounts outstanding under the revolving credit facility are due.  Funds available under this credit facility may be drawn, repaid and redrawn until maturity and no principal payment is due until maturity.  This credit facility also provides for acceleration of payment of all amounts payable under the facility upon the occurrence and continuation of certain events of default. Drawings under this new credit facility will require interest payments of LIBOR (with a floor of 200 basis points) plus 400 basis points.  The credit facility is more fully described in a copy of the Company’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the New Credit Agreement described above, effective as of March 18, 2010, the Company’s credit and security agreement with Wachovia Bank, National Association, as Lender, dated as of May 9, 2005 (as amended), terminated.  This credit agreement made available to the Company a revolving credit facility in the maximum amount of $40 million.  The prior revolving credit facility was guaranteed by certain of the Company’s subsidiaries and drawings thereunder required interest payments of LIBOR plus 200 basis points.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

The Company hereby files the following exhibit:

10.1         Credit and Security Agreement, dated as of March 18, 2010, by and among the Company, each of the Guarantors party thereto, Jefferies Finance LLC, as Arranger, Administrative Agent and Collateral Agent, and Jefferies Group Inc., as Issuing Bank.

99.1         Press release dated March 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey, Jr.
Name: Bruce J. Mackey, Jr.
Title: President and Chief Executive Officer

Dated:  March 24, 2010